Exhibit 4.1

Dated 13 March 2003

UNITED BISCUITS (EQUITY) LIMITED

CINVEN LIMITED

PAI MANAGEMENT SAS

UNITED BISCUITS GROUP (INVESTMENTS) LIMITED

FINALREALM LIMITED AND OTHERS

NABISCO INTERNATIONAL, INC.

DBCP EUROPE GP (JERSEY) LIMITED

MIDOCEAN ASSOCIATES SPC

DEUTSCHE BANK AG, LONDON BRANCH AND OTHERS

and

SECOND CINVEN FUND NO. 1 LIMITED PARTNERSHIP AND OTHERS

AGREEMENT SUPPLEMENTAL

TO THE CONSORTIUM AGREEMENT,

THE SHAREHOLDERS AGREEMENT

AND THE SUPPLEMENTAL AGREEMENT

THIS AGREEMENT (the “Second Supplemental Agreement”) made on 13 March 2003 BETWEEN the following parties:

(1)                                  UNITED BISCUITS (EQUITY) LIMITED (formerly Bladeland Holdings (Cayman) Limited), a company registered in the Cayman Islands whose registered office is at P.O. Box 265 GT, Walker House, George Town, Grand Cayman, Cayman Islands (“UBEL”);

(2)                                  The Companies or other entities whose names addresses and registered numbers are set out in Parts A and B of schedule 1;

(3)                                  CINVEN LIMITED whose registered office is at Pinners Hall, 105-108 Old Broad Street, London EC2N 1EH (Registered No. 2192937) (“Cinven”);

(4)                                  PAI MANAGEMENT SAS (RCS Paris: 414946913) whose registered office is at 41, Avenue de L’Opera, 75002, Paris, France (“PAI Management”);

(5)                                  UNITED BISCUITS GROUP (INVESTMENTS) LIMITED (formerly Bladeland Limited) (Registered No. 3877866) (“UB Group”), FINALREALM LIMITED (Registered No. 3877932), RUNECORP LIMITED (Registered No. 3876056), SOLVECORP LIMITED (Registered No. 3876059), DELUXESTAR LIMITED (Registered No. 3922513) and REGENTREALM LIMITED (No. 3885120) each of registered office at Hayes Park, Hays End Road, Hays, Middlesex, UB4 8EE

(6)                                  NABISCO INTERNATIONAL, INC., a Delaware corporation whose principal office is situated at 345 Park Avenue, New York, New York 10154, USA (“Nabisco”);

(7)                                  DBCP EUROPE GP (JERSEY) LIMITED (Jersey Registered No. 79178) (which is in the process of changing its name to MidOcean Europe GP (Jersey) Limited) and whose registered office is at P.O. Box 87, 22 Grenville Street, St. Helier, Jersey JE4 8PX in its capacity as general partner of, on behalf of and on trust for DB Capital Partners (Europe) 2000-A, L.P. (Registered No. LP 007307) and DB Capital Partners (Europe) 2000-B, L.P. (Registered No. 007306) (“DBCP Jersey”);

(8)                                  MIDOCEAN ASSOCIATES SPC (Cayman Registered No. 122613), a Cayman Islands exempted company with limited liability registered as a segregated portfolio company, and acting solely on behalf of MidOcean Partners Segregated Portfolio, a segregated portfolio at MidOcean Associates, and whose principal place of business is at Walkers SPV Limited, PO Box 908GT, Walker House, Mary Street Georgetown, Grand Cayman, Cayman Islands, in its capacity as general partner of, on behalf of and on trust for MidOcean Partners LP (Cayman Registered No. 13926), a Cayman Islands limited partnership (“MidOcean”); and

(9)                                  DEUTSCHE BANK AG, LONDON BRANCH whose branch registered place of business is Winchester House, Great Winchester Street, London, EC2N 2DB (Branch registered No. BR000005) and DB CAPITAL INVESTORS OFFSHORE LP  (Cayman Registered No. 11121), whose registered address is Deutsche Bank (Cayman) Limited, P.O. Box 1984 GT, Grand Cayman, Cayman Islands BWI (together “Deutsche”).

WHEREAS this Second Supplemental Agreement is supplemental to the Consortium Agreement, Shareholders Agreement and the Supplemental Agreement and is entered into for the following purposes, namely: for each Consenting Party to consent to the Transaction and for each of the parties hereto to make consequential amendments to the Shareholders Agreement, the Consortium Agreement, the First Supplemental Agreement and the Articles of Association arising out of a change in ownership of DBCP Jersey.

NOW IT IS HEREBY AGREED as follows:

1.                                       Definitions

1.1                                 In this Agreement and in the schedules:

“Affiliate” means in relation to a person its parent undertakings and its and their respective subsidiary undertakings (parent undertaking and subsidiary undertaking being as defined in s258 of the Companies Act 1985);

“Articles of Association” means the articles of association of UBEL;

“Completion” means completion of the Transaction;

“Consortium Agreement” means the Consortium Agreement dated 17 March 2000 between UBEL (1), HMTF Europe Fund Cayman L.P. (2), Second Cinven Fund No 1 Limited Partnership and others (3), Cinven (4), PAI Management (5), Finalrealm Limited and others and (6) Deutsche Bank AG, London Branch and others, as amended, supplemented or varied from time to time;

“Consenting Party” means each of Nabisco, Cinven and PAI Management and the persons whose names and addresses are set out in Part A and Part B of Schedule 1;

“DDBs” means the Unsecured Loan Notes 2049 and the “B” Unsecured Loan Notes 2049 issued by Solvecorp;

“First Supplemental Agreement” means the Agreement supplemental to the Consortium Agreement, the Shareholders Agreement and the Merger Agreement dated 17 April 2000 among UBEL (1), HMTF Europe Fund Cayman L.P. (2), Second Cinven Fund No 1 Limited Partnership and others (3), Cinven (4), PAI Management SAS (5), Finalrealm Limited and others (6), Deutsche Bank AG, London Branch and others (7), Nabisco International, Inc. (8), Hillsdown Holdings Limited (9), and Hicks, Muse, Tate & First Limited, as amended, supplemented or varied from time to time;

“Merger Agreement” means the merger agreement dated 17 March 2000 among Premier Financing Limited, Nabisco, UB Group, Deluxestar Limited, Finalrealm Limited and Premier Foods (Holdings) Limited (formerly Hillsdown Holdings Limited);

“MidOcean” means MidOcean Associates SPC (Cayman Registered No. 122613), a Cayman Islands exempted company with limited liability registered as a segregated portfolio company and acting solely on behalf of MidOcean Partners Segregated Portfolio, in its capacity as general partner of, on behalf of an on trust for MidOcean Partners LP (Cayman Registered No. 13926), a Cayman Islands limited partnership;

“Partnerships” means DB Capital Partners (Europe) 2000-A LP and DB Capital Partners (Europe) 2000-B LP, in each case having, at the date of this Agreement, DBCP Jersey as its general partner;

“Shareholders Agreement” has the meaning ascribed to it in the Consortium Agreement;

“Solvecorp” means Solvecorp Limited, a limited company organized under the laws of England and Wales;

“Transaction” means:

(i)                                     Deutsche Bank AG disposing of all of its interests in and in relation to DBCP Jersey to MidOcean Associates; and

(ii)                                  MidOcean Partners L.P. becoming an additional limited partner in each of the Partnerships, in each case with a majority of the economic rights of the limited partners.

1.2                                 In this Agreement:

(a)                                  references to clauses and schedules are unless otherwise stated to clauses of and schedules to this Agreement;

(b)                                 any document expressed to be in the agreed form means a document in a form approved by (and for the purpose of identification signed by or on behalf of) the parties hereto;

(c)                                  references in this Agreement to statutory provisions shall be construed as references to those provisions as respectively replaced, amended or re-enacted (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification) and any subordinate legislation made under such provisions;

(d)                                 the Interpretation Act 1978 shall apply to this Agreement in the same way as it applies to an enactment;

(e)                                  the headings to the clauses are for convenience only and have no legal effect; and

(f)                                    words importing the singular include the plural and vice versa, words importing a gender include every gender and references to persons include bodies corporate or unincorporated.

2.                                       Consent and Waiver

2.1                                 Each Consenting Party hereby unconditionally and irrevocably (i) consents to the implementation of the Transaction on or before 30 June 2003, (ii) waives any right to claim that the proposal to implement or the implementation of the Transaction on or before such date is in breach of, or gives rise to any right (including but not limited to any right of pre-emption, first offer or first refusal or to tag-along, or a right to require a transfer of shares of UBEL or DDBs set forth in column 3 of Schedule 2) being or becoming exercisable pursuant to or in connection with, the Articles of Association, the Consortium Agreement, the Shareholders Agreement and the First Supplemental Agreement, any related deeds of adherence (including but not limited to the Deeds of Adherence dated 20th September, 2001 to the Shareholders Agreement) or the terms of the DDB instruments constituting the DDBs (in each case as amended, supplemented or varied from time to time) or any other agreement, arrangement or understanding relating to UBEL or any of its subsidiaries to which any of them is party, (iii) agrees that such consent and waiver shall prevail over and take effect notwithstanding any provision of any of the foregoing documents.

3.                                       Conditional Amendments

(a)                                  Clauses 4, 5, 6, 7.1 and 8 of this Agreement take effect only upon and from Completion.

(b)                                 Each of the Consenting Parties and DBCP Jersey each agree (i) to vote all of their respective shares in UBEL as shareholders in favor of the amendments set forth in Annex A and (ii) to procure, in their respective capacities as persons with the right to appoint directors on the boards of UBEL, UB Group and its subsidiaries, that the Second Supplemental Agreement be approved by and executed on behalf of such company that is a party thereto; provided that in the event Completion shall not occur on or before 30 June 2003, the undertaking in this Clause 3(b) shall lapse and be of no further effect.

4.                                       Consortium Agreement

4.1                                 The definition of “DB Capital Group” in the Consortium Agreement shall be deleted and replaced with the following:

“MidOcean Group” means those Consortium Members managed or advised by MidOcean, and references to any member of the MidOcean Group shall, unless the context otherwise requires, include any nominee or trustee, whether directly or indirectly holding shares for the same beneficiary as such member of the MidOcean Group.

4.2                                 The definition of “Consortium Member” in Clause 1.1 of the Consortium Agreement is deleted in its entirety and the following new definition shall be inserted in its place:

“Consortium’ or ‘Consortium Members’ means (i) the companies or other entities listed in Part A, Part B and Part C of Schedule 1, and (ii) DBCP Europe GP (Jersey) Limited (Jersey Registered No. 79178) and MidOcean Associates SPC (Cayman Registered No. 122613)”.

4.3                                 Schedule 1 Part D of the Consortium Agreement is hereby amended to (i) delete references in column 1 to “Deutsche Bank AG London” and “BT Capital Investors Offshore LP” and replace them with references to “DBCP Europe GP (Jersey) Limited” (Jersey Registered No. 79178)” and “MidOcean Associates SPC (Cayman Registered No. 122613)” and (ii) delete the addresses in column 2 and replace them with the following: “c/o DB Capital Partners, 99 Bishopsgate, 8th Floor, London EC2M 3XD”.

4.4                                 The following definition shall be added to Clause 1.1 of the Consortium Agreement:

“MidOcean” means MidOcean Associates SPC (Cayman Registered No. 122613), a Cayman Islands exempted company with limited liability registered as a segregated portfolio company and acting solely on behalf of MidOcean Partners Segregated Portfolio, a segregated portfolio at MidOcean Associates, in its capacity as general partner of, on behalf of and on trust for MidOcean Partners LP (Cayman Registered No. 13926), a Cayman Islands limited partnership.

4.5                                 The definition of “Subscribed Shares” shall be amended to delete the words “the Consortium Members listed in Part D of Schedule 1” and replace them with  “Deutsche Bank AG London and BT Capital Investors Offshore LP”.

4.6                                 References to “DB Capital” in Clauses 3.9, 3.10, 3.16, 3.17, 3.24, 3.25(d), 3.25(e), 11.2, 13.2 and 13.3 shall be deleted and replaced by references to “MidOcean” in such clauses.

4.7                                 Clause 18.1 of the Consortium Agreement shall be amended to delete the words “or (in the case of BT Capital Investors Offshore LP) care of Deutsche Bank AG London Branch at the address shown in Schedule 1)”.

5.                                       Shareholders Agreement

5.1                                 A new definition shall be added to Clause 1.1 of the Shareholders Agreement after the definition of “Merger Agreement”:

“MidOcean Group” means those Consortium Members managed or advised by MidOcean, and references to any member of the MidOcean Group shall unless the context otherwise requires include any nominee or trustee, whether directly or indirectly holding shares for the same beneficiary as such member of the MidOcean Group.

5.2                                 The following definition shall be added to Clause 1.1 of the Shareholders Agreement:

“MidOcean” means MidOcean Associates SPC (Cayman Registered No. 122613), a Cayman Islands exempted company with limited liability registered as a segregated portfolio company and acting solely on behalf of MidOcean Partners Segregated Portfolio, a segregated portfolio at MidOcean Associates, in its capacity as general partner of, on behalf of and on trust for MidOcean Partners LP (Cayman Registered No. CR13926), a Cayman Islands limited partnership.

5.3                                 References to “Deutsche” in the definition of “Equity Providers” and in Clauses 2.1(j), 2.10, and 8.11(a) shall be deleted and replaced by references to “MidOcean” in such clauses.

5.4                                 A new Clause 6.1(f) shall be added following Clause 6.1(e):

“6.1(f)                     MidOcean and its Affiliates”.

5.5                                 Any fees payable under Clause 8.11 to Deutsche shall be paid to MidOcean or its designee.

5.6                                 Clause 4.10(d) of the Shareholders Agreement shall be deleted and replaced with the following:

“4.10(d)                                            Any member of the MidOcean Group may transfer any EquityCo Securities to any other member of the MidOcean Group.  For these purposes, the MidOcean Group means any person or company for whom, at the relevant time, MidOcean manages funds or to whom at the relevant time, MidOcean provides advice in relation to funds.”

5.7                                 The reference to “Deutsche” and the notice address in Clause 8.1 shall be deleted and replaced with the following:

“MidOcean and DBCP Jersey c/o DB Capital Partners, 99 Bishopsgate, 8th Floor, London EC2M 3XD, Attention:  Graham Clempson.”

6.                                       First Supplemental Agreement

6.1                                 References to “DB Capital” in the definitions and in Clauses 3.4, 3.5, 4.3 and 4.4 of the First Supplemental Agreement shall be deleted and replaced with references to “MidOcean”.

7.                                       Miscellaneous

7.1                                 Save as amended by this Agreement, the Consortium Agreement, Shareholders Agreement and First Supplemental Agreement shall each continue in full force and effect.

7.2                                 This Agreement and the documents referred to in it set out the entire agreement and understanding between the parties or any of them in connection with the subject matter of this Agreement.

7.3                                 This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

7.4                                 This Agreement shall be governed by and interpreted in accordance with English law and the parties hereby submit to the exclusive jurisdiction of the High Court of Justice in England.

8.                                       Release and Discharge

8.1                                 Subject to Clause 8.3, the parties (other than DBCP Jersey and MidOcean), hereto acknowledge and agree that the rights and obligations of Deutsche Bank AG and its Affiliates in respect of the Consortium Agreement, the Shareholders Agreement, the First Supplemental Agreement and the Articles of Association cease with effect from the date of implementation of the Transaction, without prejudice to any rights or liability of Deutsche Bank AG or its Affiliates (including, without limitation, in its or their capacity as a limited partner in DB Capital Partners (Europe) 2000A LP or DB Capital Partners (Europe) 2000B LP) in respect of any breach of those documents before such date; provided that this provision shall not affect any rights or obligations (if any) of Deutsche Bank AG and its Affiliates in its or their capacity as a limited partner in DB Capital Partners (Europe) 2000A LP or DB Capital Partners (Europe) 2000B LP after the date of implementation of the Transaction.

8.2                                 Deutsche acknowledges and agrees that the rights of Deutsche to receive payments under Clause 8.11 of the Shareholders Agreement cease with effect from the date of the implementation of the Transaction.

8.3                                 The parties agree that the date of Completion constitutes the “termination date of [the] Shareholders’ Agreement” referred to in Clause 6.1 of the Shareholders Agreement with respect to the division of Deutsche Bank AG London branch trading as DB Capital Partners but no other division of Deutsche Bank AG London, as referred to in Clause 6.1 of the Shareholders Agreement and Deutsche Bank AG London acknowledges and agrees that such Clause 6.1(e) shall continue to apply until and including the day before the first anniversary of Completion.

SIGNED by Bertrand Meunier	)
)
for and on behalf of	)
United Biscuits (Equity) Limited	)	Bertrand Meunier /s/
)
(duly authorised)
Date: 13 March 2003)

SIGNED by Dominic Murphy	)
)
for and on behalf of	)
United Biscuits Group (Investments) Limited	)	Dominic Murphy /s/
)
(duly authorised)
Date: 13 March 2003)

SIGNED by A.G. Malcolm Ritchie	)
)
for and on behalf of	)
Solvecorp Limited	)	A.G. Malcolm Ritchie /s/
)
(duly authorised)
Date: 13 March 2003)

SIGNED by A.G. Malcolm Ritchie	)
)
for and on behalf of	)
Deluxestar Limited	)	A.G. Malcolm Ritchie /s/
)
(duly authorised)
Date: 13 March 2003)

SIGNED by A.G. Malcolm Ritchie	)
)
for and on behalf of	)
Runecorp Limited	)	A.G. Malcolm Ritchie /s/
)
(duly authorised)
Date: 13 March 2003)

SIGNED by A.G. Malcolm Ritchie	)
)
for and on behalf of	)
Finalrealm Limited	)	A.G. Malcolm Ritchie /s/
)
(duly authorised)
Date: 13 March 2003)

SIGNED by A.G. Malcolm Ritchie	)
)
for and on behalf of	)
Regentrealm Limited	)	A.G. Malcolm Ritchie /s/
)
(duly authorised)
Date: 13 March 2003)

SIGNED by Robert Bradish	)
)
for and on behalf of	)
Nabisco International, Inc.	)	Robert Bradish /s/
)
(duly authorised)
Date: 12 February 2003)

SIGNED by Dominic Murphy	)
)
for and on behalf of	)
Cinven Capital Management (SF No 2))
Limited as General Partner of:	)
Cinven Capital Management (SF No 2)
Limited) Partnership as General Partner of:	)
Second Cinven Fund US No 1 Limited Partnership	)
Second Cinven Fund US No 2 Limited Partnership	)	Dominic Murphy /s/
Second Cinven Fund US No 3 Limited Partnership	)
(duly authorised)
Date: 11 February 2003)

SIGNED by Dominic Murphy	)
)
for and on behalf of	)
Cinven Nominees Limited (Accounts Nos. 1-25))		Dominic Murphy /s/
)
(duly authorised)
Date: 11 February 2003)

SIGNED by	)
)
for and on behalf of	)
Cinven Limited	)	Dominic Murphy /s/
)
(duly authorised)
Date: 11 February 2003)

SIGNED by Dominic Murphy	)
)
for and on behalf of	)
Cinven Capital Management (CN) Limited	)
as General Partner of Cinven	)
Capital Management (CN) Limited Partnership	)
as General Partner of	)	Dominic Murphy /s/
Coal Pension Venture Limited Partnership	)
(duly authorised)
Date: 11 February 2003)

SIGNED by Dominic Murphy	)
)
for and on behalf of	)
Cinven Capital Management (BN) Limited	)
as General Partner of	)
Cinven Capital Management (CN) Limited Partnership	)
as General Partner of	)
Barclays UK Retirement Fund Venture	)	Dominic Murphy /s/
Limited Partnership	)
(duly authorised)
Date: 11 February 2003)

SIGNED by Dominic Murphy	)
)
for and on behalf of	)	Dominic Murphy /s/
Railway Pension Venture Capital Limited	)
(duly authorised)
Date: 11 February 2003)

SIGNED by Dominic Murphy	)
)
for and on behalf of	)
Cinven Capital Management (SF No. 1) Limited	)
as General Partner of Cinven	)
Capital Management (SF No. 1) Limited Partnership	)
as General Partner of	)
Second Cinven Fund No. 1 Limited Partnership	)
Second Cinven Fund No. 2 Limited Partnership	)
Second Cinven Fund Dutch No. 1 Limited Partnership	)
Second Cinven Fund Dutch No. 2 Limited Partnership	)
Second Cinven Fund Dutch No. 3 Limited Partnership	)	Dominic Murphy /s/
Second Cinven Fund Dutch No. 4 Limited Partnership	)
(duly authorised)
Date: 11 February 2003)

SIGNED by Dominique Megret	)
)
for and on behalf of	)
PAI Management SAS	)
as management company of	)
PAI LBO Fund	)
PAI Europe III A FCPR	)
PAI Europe III B FCPR	)
PAI Europe III C FCPR	)
PAI Europe III D FCPR	)
PAI Europe III D2 FCPR	)	Dominique Megret /s/
)
(duly authorised)
Date: 11 February 2003)

SIGNED by Dominique Megret	)
)
for and on behalf of	)
PAI Europe III General Partner Ltd.	)
as general partner of	)
PAI Europe III A Limited Partnership	)
PAI Europe III B Limited Partnership	)
PAI Europe III B2 Limited Partnership	)
PAI Europe III B3 Limited Partnership	)
PAI Europe III B4 Limited Partnership	)
PAI Europe III B5 Limited Partnership	)
PAI Europe III B6 Limited Partnership	)
PAI Europe III B7 Limited Partnership	)
PAI Europe III B8 Limited Partnership	)
PAI Europe III C Limited Partnership	)	Dominique Megret /s/
PAI Europe III C2 Limited Partnership	)
(duly authorised)
Date: 11 February 2003)

SIGNED by Dominique Megret	)
)
for and on behalf of	)
PAI Syndication General Partner Ltd.	)
as general partner of	)
PAI Syndication I L.P.	)	Dominique Megret /s/
PAI Syndication II L.P.	)
(duly authorised)
Date: 11 February 2003)

SIGNED by G. Donald Johnston III and	)
Michael W. Stock	)
for and on behalf of	)	G. Donald Johnston III /s/
DBCP Europe GP (Jersey) Limited	)
in its capacity as general partner of,	)	(duly authorised)
on behalf of and on trust for	)
DB Capital Partners (Europe) 2000-A L.P. and	)	Michael W. Stock /s/
DB Capital Partners (Europe) 2000-B L.P.	)
(duly authorised)
Date: 18 February 2003)

SIGNED by G. Donald Johnson III	)
)
for and on behalf of	)
Deutsche Bank AG London	)	G. Donald Johnston III /s/
)
(duly authorised)
Date: 18 February 2003)

SIGNED by G. Donald Johnston III	)
)
for and on behalf of	)
DB Capital Investors Offshore LP	)	G. Donald Johnston III /s/
)
(duly authorised)
Date: 18 February 2003)

SIGNED by	)
)
for and on behalf of	)
MidOcean Associates, SPC on behalf of	)
MidOcean Partners Segregated Portfolio,	)
the general partner of MidOcean Partners, LP	)
)
By: Ultramar Capital, Ltd., director of MidOcean	)
Associates, SPC	)
	)	J. Edward Virtue /s/
By: J. Edward Virtue, Director and Chief Executive	)
Officer of Ultramar Capital, Ltd.	)	(duly authorised)

Date:	)

SCHEDULE 1

Cinven and PAI Funds

Part A

Name	Address

Second Cinven Fund No 1 Limited Partnership	Pinners Hall, 105 Old Broad Street, London EC2N 1EH
Second Cinven Fund No 2 Limited Partnership	Pinners Hall, 105 Old Broad Street, London EC2N 1EH
Second Cinven Fund US No 1 Limited Partnership	Pinners Hall, 105 Old Broad Street, London EC2N 1EH
Second Cinven Fund US No 2 Limited Partnership	Pinners Hall, 105 Old Broad Street, London EC2N 1EH
Second Cinven Fund US No 3 Limited Partnership	Pinners Hall, 105 Old Broad Street, London EC2N 1EH
Second Cinven Fund Dutch No 1 Limited Partnership	Pinners Hall, 105 Old Broad Street, London EC2N 1EH
Second Cinven Fund Dutch No 2 Limited Partnership	Pinners Hall, 105 Old Broad Street, London EC2N 1EH
Second Cinven Fund Dutch No 3 Limited Partnership	Pinners Hall, 105 Old Broad Street, London EC2N 1EH
Second Cinven Fund Dutch No 4 Limited Partnership	Pinners Hall, 105 Old Broad Street, London EC2N 1EH
Coal Pension Venture Limited Partnership	Pinners Hall, 105 Old Broad Street, London EC2N 1EH
Barclays UK Retirement Fund Venture Limited Partnership	Pinners Hall, 105 Old Broad Street, London EC2N 1EH
Railway Pension Venture Capital Limited	Pinners Hall, 105 Old Broad Street, London EC2N 1EH
Cinven Nominees Limited (Account Nos. 1-25)	Pinners Hall, 105 Old Broad Street, London EC2N 1EH
Cinven Limited	Pinners Hall, 105 Old Broad Street, London EC2N 1EH

Part B

Home	Address	Registered Number (if applicable)
PAI LBO Fund	41 Avenue de l’Opera 75002 Paris	(Fonds commun de placement à risque)
PAI Syndication I L.P.	13-15 Victoria Road St. Peter Port Guernsey GY1 32D	(No. RCS Paris B 338 070 782)
PAI Syndication II L.P.	13-15 Victoria Road St. Peter Port Guernsey GY1 32D	(No. RCS Paris B 338 070 782)
PAI Europe III Funds	13-15 Victoria Road St. Peter Port Guernsey GY1 32D

SCHEDULE 2

(1) Name	(2) Company	(3) Description of Securities
DBCP Europe GP (Jersey) Limited	United Biscuits (Equity Limited)	142,858 B Class Shares
DBCP Europe GP (Jersey) Limited	United Biscuits (Equity Limited)	57,142 B Class Shares
DBCP Europe GP (Jersey) Limited	United Biscuits (Equity Limited)	150,001 D Class Shares
DBCP Europe GP (Jersey) Limited	United Biscuits (Equity Limited)	59,999 D Class Shares
DBCP Europe GP (Jersey) Limited	United Biscuits (Equity Limited)	1 Preference Share
DBCP Europe GP (Jersey) Limited	United Biscuits (Equity Limited)	23,809 Special Rights Shares
DBCP Europe GP (Jersey) Limited	United Biscuits (Equity Limited)	9,524 Special Rights Shares
DBCP Europe GP (Jersey) Limited	Solvecorp Limited	£7,702,470,649 (nominal) Unsecured Loan Notes 2049
DBCP Europe GP (Jersey) Limited	Solvecorp Limited	£3,080,923,559 (nominal) Unsecured Loan Notes 2049
DBCP Europe GP (Jersey) Limited	Solvecorp Limited	£7,351,627,181 (nominal) “B” Unsecured Loan Notes 2049
DBCP Europe GP (Jersey) Limited	Solvecorp Limited	£2,940,589,119 (nominal) “B” Unsecured Loan Notes 2049